UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

Chembio Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-85787	88-0425691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3661 Horseblock Road, Medford, NY 11763
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (631) 924-1135

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

Series B Transaction

On March 30, 2006, Chembio Diagnostics, Inc. (the Company) issued to Crestview Capital Master, LLC (“Crestview”) 20 shares (face amount $1,000,000) of the Company’s 9% Series B Convertible Preferred Stock (the “Series B Preferred”) together with warrants to purchase a total of 1,557,377 shares of Company’s common stock (“Common Stock”) at an exercise price of $0.61 per share for a period of five years. The Company agreed to issue, and Crestview agreed to purchase for $1,000,000, the securities described above pursuant to the terms of a Securities Purchase Agreement dated January 26, 2005 (the “Agreement”) by and among the Company, Crestview, and various purchasers. This transaction represents the second closing under the Agreement, and was triggered upon the Company’s achieving, as of the fourth fiscal quarter of 2005, certain financial milestones.

Pursuant to the terms of the Agreement, the Company agreed to sell a maximum of $6,000,000 of its Series B Preferred together with warrants to purchase 9,344,337 shares of the Common Stock in two closings (the “Series B Offering”). At the first closing, which occurred on January 28, 2005, the Company received $5,047,500 from the purchasers and issued to the purchasers a total of 100.95 shares of its Series B Preferred together with warrants to purchase 7,860,860 shares of Common Stock. The Agreement also provided that, upon the Company’s achievement of certain financial milestones as of any fiscal quarter of 2005, the Company would be obligated to sell to Crestview, and Crestview would be obligated to purchase, a total of 20 shares of the Series P Preferred and warrants to purchase 1,557,377 shares of the Company’s common stock at a second closing.

The Company agreed to include (piggyback) the resale of the Common Stock underlying the Series B Preferred and warrants purchased by Crestview in the second closing in its next registration statement and Crestview agreed to waive any other registration rights associated with these securities.

The proceeds from the sale of the securities at the second closing will be used primarily for general corporate purposes including for sales and marketing, research and development, and intellectual property, and also for working capital, investor relations, and capital expenditures.

Midtown Partners & Co., LLC (“Midtown”) acted as the placement agent for the Series B Offering. As compensation for services rendered to the Company by Midtown for the second closing, the Company agreed to issued to Midtown two shares (face amount $100,000) of its Series B Preferred and warrants to purchase a total of 155,738 shares of its Common Stock at an exercise price of $.061 per share for a period of five years.

The Company relied on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as the basis for its exemption from registration of this issuance. It is the Company’s understanding that each of Crestivew and Midtown is an accredited investor as defined under Rule 501 promulgated under the Securities Act of 1933. The Company did not engage in any public advertising or general solicitation in connection with the issuances of these securities.

Issuance of Stock Options to Officers

On March 24, 2006, the Board granted options to purchase 50,000 shares of common stock under the Plan to Avi Pelossof, a Vice President of the Company, at an exercise price of $.62 share until March 24, 2011. One-half of these options are currently exercisable, and the other one-half vest on January 1, 2007. On March 24, 2006, the Board also granted options to purchase 37,500 shares of common stock under the Plan to Richard Larkin, the Chief Financial Officer of the Company, at an exercise price of $.62 per share until March 24, 2011. One-half of these options are currently exercisable, and the other one-half vest on January 1, 2007.

The Company relied on Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder as the basis for its exemption from registration of this issuance. Executive officers of the Company are considered to be “accredited investors” when purchasing securities issued by the Company.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 31, 2006, the Company issued a press release reporting its results for fourth fiscal quarter and full fiscal year ended December 31, 2005. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 3.02 by reference.

Pursuant to the terms of the Series B Preferred , the holders of the Series B Preferred are entitled to receive cumulative dividends at the rate per share (as a percentage of the stated value per share) of 9% per annum (subject to adjustment), payable semiannually on July 1 and January 1. The form of dividend payments to each holder shall be made at the sole election of the Company, in cash or shares of Series B Preferred which shall be valued for such purpose at their stated value; provided, however, that any holder of a majority of the issued and outstanding Series B Preferred at any dividend payment date may elect whether to receive such dividend in cash or in shares of Series B Preferred in its sole discretion. In January 2006, the Company issued 1.79797 shares of Series B Preferred to its holders, which is valued at approximately $89,898.50.

Because these dividend shares were issued pursuant to the terms of the Series B Preferred designations, the Company believes that the issuances are part of the Series B Offering and do not constitute new sales at this time; however, the Company believes that the issuances of these shares, if deemed to be sales, would be exempt from registration under Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder. It is the Company’s understanding that each of the holders of the Series B Preferred is an accredited investor and the Company did not engage in any public advertising or general solicitation in connection with the issuances of these securities

ITEM 7.01. REGULATION FD DISCLOSURES

On March 27, 2006 the Registrant issued the press release titled “Chembio Appoints Distributor and Receives Approval for its Rapid HIV Tests in Kenya” included herein as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B 9% Convertible Preferred Stock of the Registrant. (1)

4.2	Form of Common Stock Warrant issued pursuant to the Securities Purchase Agreement. (1)

4.3	Registration Rights Agreement, dated as of January 26, 2005, by and among the Registrant and the Purchasers listed therein. (1)

10.1	Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 26, 2005, by and among the Registrant and the Purchasers listed therein. (1)

10.2	Letter Agreement dated March 29, 2006 by and between the Company and Crestview Capital Master, LLC.

10.3	Form of Stock Option Agreement (Incentive) under 1999 Equity Incentive Plan.

10.4   Form of Stock Option Agreement (Non-Qualified) under 1999 Equity Incentive Plan.

99.1	Press release titled "Chembio Reports Fourth Quarter and Full-Year 2005 Results" issued on March 31, 2006.

99.2	Press Release titled “Chembio Appoints Distributor and Receives Approval for its Rapid HIV Tests in Kenya” issued on March 27, 2006.

(1) Incorporated by reference from the Company’s Current Report on Form8-K, filed with the SEC on January 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 3, 2006   CHEMBIO DIAGNOSTICS, INC.

                    By:    /s/ Lawrence A. Siebert
                Lawrence A. Siebert
                Chief Executive Officer